UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2019

EVERTEC, Inc.
(Exact name of registrant as specified in its charter)

Puerto Rico	66-0783622
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EVERTEC, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 23, 2019 (the “Annual Meeting”). As further discussed on Item 5.07 below, during the Annual Meeting the Company's stockholders elected all the nominees for election as Directors of the Company. Subsequently, the Company's Board of Directors approved committee assignments for its members as follows: Mr. Frank G. D'Angelo was appointed Chairman of the Compensation Committee and shall continue to serve as a member of the Information Technology Committee; Ms. Olga Botero shall continue to serve as Chairwoman of the Information Technology Committee and was appointed to the Audit Committee; Mr. Jorge A. Junquera shall continue to serve as a member of the Audit Committee and was appointed to the Compensation Committee; Mr. Iván Pagán was appointed to the Audit Committee and the Information Technology Committee; Mr. Aldo J. Polak was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee; Mr. Alan H. Schumacher shall continue to serve as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee; Mr. Brian J. Smith was appointed as Chairman of the Nominating and Corporate Governance Committee and will continue to serve as a member of the Compensation Committee; and Mr. Thomas W. Swidarski was appointed to the Information Technology Committee and the Nominating and Corporate Governance Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the Company's stockholders voted on and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 9, 2019. At the close of business on March 28, 2019, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 72,267,166 shares of the Company’s stock, $0.01 par value per share, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. Present at the Annual Meeting in person or by proxy were holders of shares representing 66,497,238 shares of Common Stock, constituting a quorum.

The final voting results were as follows:

Proposal 1: Election of Directors.

Name	For	Withheld	Broker Non-Votes
Frank G. D’Angelo	62,439,323	1,519,702	2,538,213
Morgan M. Schuessler, Jr.	63,872,470	86,555	2,538,213
Olga Botero	63,601,940	357,058	2,538,213
Jorge A. Junquera	63,596,468	362,557	2,538,213
Iván Pagán	63,856,184	102,841	2,538,213
Aldo J. Polak	63,855,742	103,283	2,538,213
Alan H. Schumacher	62,465,888	1,493,137	2,538,213
Brian J. Smith	61,845,529	2,113,496	2,538,213
Thomas W. Swidarski	63,360,147	598,878	2,538,213

Proposal 2: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
61,702,251	2,169,471	87,303	2,538,213

Proposal 3: Ratification of the Appointment of Deloitte & Touch LLP as the Company’s Independent Registered Public Accounting Firm.

For	Against	Abstain
66,376,111	72,849	48,278

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	Press Release re: EVERTEC board welcomes two new members, Inc. dated May 24, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: May 24, 2019	By:	/s/ Luis A. Rodríguez
Name: Luis A. Rodríguez
Title: General Counsel & Executive Vice President

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release re: EVERTEC board welcomes two new members, Inc. dated May 24, 2019.